UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On March 17, 2017, Goldman Sachs Private Middle Market Credit LLC (the “Fund”) disclosed the below information pertaining to its investment activity and other disclosures:

Investment Activity

From January 5, 2017 to March 15, 2017, the Fund made new investment commitments of $56.0 million across three new portfolio companies and one existing portfolio company. Set forth below is a brief description of each portfolio company in which the Fund made a new investment commitment during such period:

DuBois Chemicals, Inc.

DuBois Chemicals, Inc. (“DuBois”) is a specialty chemical services company focused on cleaning and maintenance solutions for the small and medium sized business market. The Fund has committed to provide a $20.0 million second lien term loan to DuBois in March 2017. The loan bears interest at a rate of LIBOR plus 8.00% per year subject to a 1.00% LIBOR floor per year and matures in March 2025.

myON, LLC

myOn, LLC (“myON”) provides a digital reading platform for K-12 students for use in the classroom and at home. In February 2017, the Fund provided an $11.3 million first lien, last-out unitranche loan to myON and invested $0.9 million in common equity. The loan bears interest at a rate of LIBOR plus 8.50% per year subject to a 1.00% LIBOR floor per year and matures in February 2022.

Worldwide Express Operations, LLC

Worldwide Express Operations, LLC (“Worldwide”) is a third-party logistics business that provides freight solutions to small and medium sized businesses. In February 2017, the Fund provided a $20.0 million second lien senior secured loan to Worldwide. The loan bears interest at a rate of LIBOR plus 8.75% per year subject to a 1.00% LIBOR floor per year and matures in February 2025.

Clinical Supplies Management, Inc.

Clinical Supplies Management, Inc. (“CSM”) is a clinical supplies packaging and labelling solutions provider. The Fund provided a $2.0 million revolver, $5.3 million first lien secured loan and $14.0 million delayed draw term loan to CSM in October 2016. In January 2017, the Fund provided an additional $4.9 million delayed draw term loan to facilitate an acquisition. These loans bear interest at a rate of LIBOR plus 7.75% per year subject to a 1.00% LIBOR floor per year and mature in October 2021.

Additional Disclosure

In connection with certain Fund investments, following Goldman Sachs Asset Management, L.P.’s (the “Investment Adviser”) determination that the appropriate portion of an applicable investment opportunity has been offered to the Fund and other funds and accounts managed by the Investment Adviser in accordance with the Investment Adviser’s allocation policy and applicable legal requirements, including the Investment Company Act of 1940, as amended (the “1940 Act”), and, if applicable, the terms of the SEC exemptive order on co-investments previously disclosed in the Annual Report on Form 10-K for the year ended December 31, 2016 (collectively, “Applicable Law”), the Investment Adviser and/or the Fund may have the opportunity to offer all or a portion of the excess amounts of such investment opportunity to other persons or entities. These opportunities include, for example, where the Investment Adviser has determined that while it is in the best interests of the Fund to acquire the full amount of an investment available to it if the alternative is to not make the investment at all, it is further in the best interests of the Fund, due to diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations, for the Fund to hold less economic exposure to the investment than such full amount. Subject to Applicable Law, such opportunities may be structured as an investment alongside the Fund or as a purchase of a portion of the investment from the Fund (through a syndication, participation or otherwise).

In all cases, subject to Applicable Law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to the Fund in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular Fund investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with Applicable Law, include one or more investors in the Fund, one or more investors in other funds managed by the GSAM Credit Alternatives Team, clients or potential clients of Goldman Sachs, or funds or accounts established for any such persons. These opportunities may give rise to potential conflicts of interest.

These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to Applicable Law, including on a no-fee basis or at prices higher or lower than those paid by the Fund. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to the Fund’s investment in the same opportunity.

As previously disclosed in the Fund’s Current Report on Form 8-K dated January 6, 2017, in January 2017, the Fund provided a $38.5 million first lien, last out unitranche loan to You Fit, LLC (“You Fit”), a fitness club operating branches across the United States. Consistent with the principles described above, the Fund has offered an investor in the Fund the opportunity to acquire, through a syndication, a portion of the Fund’s loan to You Fit. In connection therewith, the investor is expected to purchase $4 million of the Fund’s loan. The investor will manage its interest in You Fit directly, and the Investment Adviser will not receive any fees in connection therewith. To the extent permitted by Applicable Law, in the future the Fund may offer other opportunities as described herein without notice to Fund investors.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit LLC

Date: March 17, 2017	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer